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                                                                   EXHIBIT 10.20

                          NEXTERA ENTERPRISES, L.L.C.
                                844 Moraga Drive
                             Los Angeles, CA 90049

                                 April 15, 1997


Mr. Michael P. Muldowney
3 Brook Road
Dover, MA 02030


Dear Mr. Muldowney:

     As we have discussed, this letter sets forth the general terms of our future employment relationship.

     1. Position. Nextera Enterprises, L.L.C. ("Nextera") a subsidiary of Nextera Enterprises Holding, L.L.C. ("Holding"), will employ you as the Vice President of Finance of Nextera. Nextera will be in the business of providing strategic and performance innovative services to companies seeking applications and solutions in information-intensive businesses. Nextera will not provide any financial consulting services which could result in it being defined as an Investment Advisor, as defined in Section 202(a)(ii) of the Investment Advisors Act of 1940 or Section 2(a)(20) of the Investment Company Act of 1940; an Investment Company as defined in Section 3(a) of the Investment Company Act; or a Broker or Dealer as defined in Sections 3(a)(4) or 3(a)(5) of the Securities Exchange Act of 1934.

     2.   Location. The business will be located in Boston, Massachusetts.

     3.   Compensation.  a.   Your base salary will be $175,000 per year,
                              payable twice a month over a twelve month period.
                         b.   A bonus payment will be considered by the Board
                              each year of the term of employment but in no
                              event will it exceed 25% of your base salary.
                         c.   You shall have the right to purchase .5% of the
                              common stock of Holding, at the founders price.
                              Holding shall have an initial capitalization of $1
                              million of common equity. Consequently, your .5%
                              interest shall cost $5,000. In the event you leave
                              the employ of Nextera, Holding shall have the
                              right to repurchase your common stock at its then
                              fair market value provided that, if you leave the
                              employ
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Mr. Michael P. Muldowney
April 15, 1997
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                              of Nextera prior to the end of three years volun-
                              tarily or as a result of being dismissed for cause, Holding shall have the right to repurchase your stock at its original cost. Cause shall be defined as disloyalty or dishonesty which results in or is intended to result in personal enrichment to the employee at the expense of the company;
                              acts of moral turpitude or illegal or
                              unprofessional conduct which may adversely affect the reputation of the company; fraudulent conduct; or material and intentional violations by the employee of his duties and obligations which results in material injury to the company.

                         d. You will be entitled to the benefits provided to other employees of Nextera (vacation, medical, etc.).

     4. Term. Your employment shall be for a term of one year with the right of the company to renew said term for additional periods of one year each by written notice to you not less than 90 days prior to the end of the one year term. In the event the company does not give you notice of renewal for an additional year, you shall be given adequate time during the final three months of the term to seek additional employment.

     5. Confidentiality. All confidential information acquired by you with respect to Nextera will not be disclosed to any person or used by you for personal gain for a period of 2 years following the termination of employment.

          In addition, up to one year after the termination of employment, you will not engage in business with any person or entity which is a customer or client of Nextera or counsel or attempt to induce any employee of Nextera to leave their employ.



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Mr. Michael P. Muldowney
April 15, 1997
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      If the above is acceptable, please sign the enclosed copy of this letter where indicated and return it to me.


                                        Very truly yours,

                                        /s/  GRESHAM T. BREBACH, JR
                                        -------------------------------
                                        Gresham T. Brebach, Jr


The above is accepted:

By: /s/ MICHAEL P. MULDOWNEY
    ---------------------------
              4/25/97